WEINBERG & COMPANY, P.A.
----------------------------
Certified Public Accountants







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the foregoing Amendment No. 3 to Registration Statement on Form SB-2 of our report dated December 24, 2003, relating to the financial statements of Salmon Express Inc. as of November 30, 2003 and for the period from February 20, 2003 (inception) through November 30, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                  /s/ Weinberg & Company, P.A.
                                  ------------------------------------------
                                  WEINBERG  &  COMPANY,  P.A.
                                  Certified  Public  Accountants

Boca Raton, Florida
June 17, 2004


Town Executive Center                                Watt Plaza
6100 Glades Road, Suite 314                1875 Century Park East, Suite 600
Boca Raton, Florida 33434                    Los Angeles, California 90067
Telephone: (561) 486-5765                    Telephone: (310) 407-5450
Facsimile: (561) 487-5766                    Facsimile: (310) 407-5451

                     Website: www.cpaweinberg.com
  American Institute of CPAs Division for CPA Firms SEC Practice Section